Exhibit 10.75

JOINT DEVELOPMENT INTELLECTUAL PROPERTY AGREEMENT

THIS JOINT DEVELOPMENT INTELLECTUAL PROPERTY AGREEMENT (“Agreement”) is made effective as of the 21 day of May, 2013, among Cancer Genetics, Inc., a company with principal offices in Rutherford, New Jersey (hereafter “CGI”), Mayo Foundation for Medical Education and Research, a company with principal offices in Rochester, Minnesota (hereafter “Mayo”) and Oncospire Genomics LLC, a Delaware limited liability company (hereafter “Company”). CGI, Mayo and Company are each referred to in this Agreement as a “Party” and collectively, the “Parties.”

WHEREAS:

A. CGI has expertise in the technical and clinical validation of biomarker assays as well as delivery of oncology focused laboratory services and the commercial infrastructure to develop diagnostic products.

B. Mayo has expertise in clinical medicine, biomedical and translational research, technical and clinical validation of biomarker assays, and delivery of laboratory services.

C. Mayo and CGI are each members of the Company, the purpose of which is focused on developing individualized medicine consisting of: (1) biomarker discovery and validation initially in specific hematologic and urogenital disorders; (2) biomarker discovery and validation in other solid tumors, e.g., esophageal, head and neck and lung cancers; and (3) development of commercial products in the form of diagnostic products and services and early stage therapeutic markers.

D. It is the intent of the Parties that any developments and associated intellectual property resulting from this Agreement will be owned, deployed and/or exploited by Company, except as otherwise provided by the terms of this Agreement.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable mutual consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

1.1 “Affiliate for CGI or Company” of CGI or Company means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” shall mean the ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

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1.2 “Affiliate for Mayo” means any corporation or other entity within the same “controlled group of corporations” as MAYO or its parent MAYO Clinic. For purposes of this definition, the term “controlled group of corporations” will have the same definition as Section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which if not a stock corporation, more than fifty percent (50%) of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Clinic. MAYO’s Affiliates include, but are not limited to: Mayo Clinic; Mayo Collaborative Services, Inc.; Mayo Clinic - Methodist Hospital; Mayo Clinic - Saint Marys Hospital; Mayo Clinic Florida; Mayo Clinic Arizona; and its Mayo Clinic Health System entities.

1.3 “Agreement” means this agreement and any Statement of Work under this Agreement.

1.4 “Company” means Oncospire Genomics LLC a Delaware limited liability company, formed by CGI and Mayo for the purpose of researching and developing Deliverables.

1.5 “Confidential Information” means all information or material, written or oral, that is not generally known, including but not limited to trade secrets, product information, manufacturing information, strategic plans, organizational charts, financial reports, research and development information, strategic plans, marketing information and plans, customer lists, information regarding proprietary processes, inventions, and prototypes, product specifications, costs and pricing information, images, drawings, sketches, prints, videos, and photographs, as well as other information that, under the circumstances surrounding the disclosure, ought in good faith be treated as proprietary and confidential. The receiving party’s obligations under this Agreement do not extend to information that is: (a) publicly known at the time of disclosure or subsequently becomes publicly known through no fault of the receiving party; (b) discovered or created by the receiving party before disclosure by disclosing party; (c) learned by the receiving party through legitimate means other than from the disclosing party or disclosing party’s representatives; (d) is disclosed by receiving party with disclosing party’s prior written approval; or (e) is subsequently independently developed by an employee or consultant of the receiving party who had no previous knowledge of the Confidential Information.

If a receiving party is required to disclose Confidential Information of the disclosing party by reason of legal, accounting or regulatory requirements, the receiving party shall give the disclosing party reasonable advance notice of such disclosure and shall use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

1.6 “Deliverables” means the deliverable items, if any, to be developed by the parties as a result of a Project, which will be described in the applicable Statement of Work.

1.7 “CGI” means CGI and its Affiliates.

1.8 “Intellectual Property” means U.S. and foreign patents and patent applications, utility models and utility model applications, design patents or registered industrial designs and design applications or applications for registration of industrial designs, copyrights, know-how,

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trade secrets, other intellectual property rights (other than Marks), inventions, discoveries and technical information, including but not limited to, information embodied in drawings, designs, mask works, mask work applications, material specifications, processing instructions, formulas, equipment specifications, product specifications, confidential data computer software, electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto.

1.9 “CGI Intellectual Property” means (a) any of the Intellectual Property of CGI conceived prior to the date of this Agreement, and (b) any Intellectual Property conceived by CGI after the effective date of the Agreement that is not conceived during and in the course of work under a Statement of Work hereunder. CGI Intellectual Property shall not include any Resulting Intellectual Property.

1.10 “Marks” means trademarks, service marks, trade names, logotypes or other means of identification of products or services, whether registered or common law, and whether domestic or foreign.

1.11 “Mayo” means Mayo and its Affiliates.

1.12 “Mayo Intellectual Property” means (a) all Intellectual Property of Mayo that was conceived prior to the date of this Agreement, or (b) any Intellectual Property conceived by Mayo after the effective date of this Agreement that is not conceived during and in the course of work under a Statement of Work hereunder. Mayo Intellectual Property shall not include any Resulting Intellectual Property.

1.13 “Person” means any natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

1.14 “Project” means a mutually agreed upon joint development project to be conducted pursuant to a Statement of Work by the parties under the terms of this Agreement.

1.15 “Pre-Existing Intellectual Property” means the CGI Intellectual Property or the Mayo Intellectual Property, or both, as the case may be.

1.16 “Resulting Intellectual Property” means all Intellectual Property conceived during and in the course of work under Statement of Work hereunder either solely by a party, jointly by the parties, or jointly by a party and a third party but excluding CGI Intellectual Property and Mayo Intellectual Property.

1.17 “Statement of Work” means a document that sets forth a specific Project, as further described in Section 2.2.

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ARTICLE 2

JOINT DEVELOPMENT PROJECTS

2.1 Cooperation. CGI and Mayo generally intend to cooperate and use commercially reasonable efforts to exchange information and resources that will lead to the joint development of individualized medicine through the Company consisting of: (1) biomarker discovery and validation initially in specific hematologic and urogenital disorders; (2) biomarker discovery and validation in other solid tumors, e.g., esophageal, head and neck and lung cancers; and (3) development of commercial products in the form of diagnostic products and services and early stage therapeutic markers. CGI and Mayo agree to cooperate and use commercially reasonable efforts with respect to Projects set forth in any Statement of Work under this Agreement. All of the information exchanged between the parties shall be Confidential Information entitled to the protections in Article 4 below.

2.2 Statements of Work. The Company’s Scientific Review Committee (the “SRC”) shall be responsible for making recommendations to the Company’s Board of Governors regarding Statements of Work describing Projects to be initiated by the Company. If the Board of Governors approves the Statement of Work, it will be deemed an Exhibit hereto and incorporated into this Agreement by reference. A form of Statement of Work is attached hereto as Exhibit A. For each Project described in a Statement of Work, the terms of this Agreement shall control, provided that if the terms of a Statement of Work conflict with the terms of this Agreement, then the specific terms of the applicable Statement of Work shall control with respect to such Project. Each Statement of Work shall (a) describe in detail and set forth the specifications for all Deliverables, if any, that will result from the applicable Project, (b) set forth other necessary or desirable terms for the Project, such as obligations of each party with respect to the applicable Project, payment and delivery schedules, acceptance criteria, reporting requirements, ownership of Resulting Intellectual Property and distribution and commercialization rights of each of the parties with respect to any Deliverables, and (c) any modifications to the terms of this Agreement that shall apply to such Project. The SRC shall review each existing Statement of Work on a quarterly basis and shall have the authority to modify the terms of a Statement of Work provided that such modifications are within the budget approved by the Board of Governors for such Statement of Work. Any modifications exceeding the budget must be approved by the Board of Governors prior to implementation.

2.3 Outstanding Statements of Work. Each Statement of Work will remain in effect until the earlier of:

(a)	Completion of the Project contemplated by the Statement of Work; or

(b)	termination of the Statement of Work in accordance with this Agreement or the express terms of such Statement of Work.

2.4 Work Only Under Statements of Work. Except as may otherwise be provided herein, the parties shall not be obligated to undertake any Project other than as described in a Statement of Work that has been agreed between the parties, as provided in Section 2.2.

2.5 Exclusivity. During the term of this Agreement, the parties agree that for the term of a Statement of Work, the CGI and Mayo personnel working in or with Company on such Statement of Work will work exclusively with Company on commercial endeavors which are the focus of a Project identified in a Statement of Work. For the avoidance of doubt, CGI and Mayo personnel working on the specific Project and will not work with any third parties on commercial

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activity which is the same subject matter as specifically described in a Statement of Work. However, CGI and Mayo personnel may nevertheless engage with third parties in simultaneous academic and/or research activities, such as sponsored research, which does not have a commercial focus. The parties agree to enter into good faith negotiations with each other with the objective of evaluating the interest of the parties hereto in formulating proposed Projects for approval by the Scientific Review Committee, to be memorialized in Statements of Work.

2.6 Cooperation and Expenses. The parties shall cooperate and provide each other with all information and assistance reasonably required for completion of each Project. The parties anticipate that all costs and expenses for a Project will be borne by the Company and addressed in the Statement of Work for such Project. Notwithstanding the foregoing, nothing in this ARTICLE 2 shall create an affirmative obligation of either party to this Agreement to license to the other party to this Agreement any Pre-Existing Intellectual Property, the licensing of such Pre-Existing Intellectual Property being within the good faith discretion of the parties hereto based on the perceived efficacy of the same in developing proposals for joint development, the disclosing party’s obligations to third parties, whether current or in the future, with respect to such Pre-Existing Intellectual Property, and such other considerations as are, in the sole discretion of the parties hereto, relevant to such proposed licensing. The parties agree to use reasonable efforts to disclose Pre-Existing Intellectual Property that may be relevant to commercializing products and services that are likely to arise out of the specific Project.

ARTICLE 3

TERM AND TERMINATION

3.1 Term. This Agreement shall take effect as of the Effective Date and shall continue in force for an initial term ending three (3) years from the Effective Date. Upon termination, the parties shall meet to develop a plan addressing the orderly conclusion of Statements of Work that are in process on the date of termination. If the parties are unable to develop such a plan within thirty (30) days of the end of the initial term, such SOWs shall terminate.

3.2 Termination For Cause. This Agreement may be terminated at any time in accordance with the following provisions:

(a)	by written notice from CGI to Mayo and the Company in the event of (i) a breach of any material term of this Agreement by Mayo or the Company that is not cured within ninety (90) calendar days after receipt by Mayo or the Company of written notice from CGI specifying the nature of and basis for the asserted breach; provided, that if such breach cannot reasonably be cured within ninety (90) days, such breach shall be deemed cured if Mayo or the Company commences to cure such breach within such 90-day period and diligently thereafter pursues such cure, or (ii) the commencement by or against Mayo or the Company of any bankruptcy, insolvency or reorganization proceeding which has not been dismissed within ninety 90 days after commencement;

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(b)	by written notice from Mayo to CGI and the Company in the event of (i) a breach of any material term of this Agreement by CGI or the Company that is not cured within ninety (90) calendar days after receipt by CGI or the Company of written notice from Mayo specifying the nature of and basis for the asserted breach; provided, that if such breach cannot reasonably be cured within ninety (90) days, such breach shall be deemed cured if CGI or the Company commences to cure such breach within such 90-day period and diligently thereafter pursues such cure, or (ii) the commencement by or against CGI or the Company of any bankruptcy, insolvency or reorganization proceeding which has not been dismissed within ninety (90) days after commencement.

(c)	by written notice from the Company to CGI and Mayo in the event of (i) a breach of any material term of this Agreement by CGI or Mayo that is not cured within ninety (90) calendar days after receipt by CGI or Mayo, as applicable, of written notice from the Company specifying the nature of and basis for the asserted breach; provided, that if such breach cannot reasonably be cured within ninety (90) days, such breach shall be deemed cured if CGI or Mayo commences to cure such breach within such 90-day period and diligently thereafter pursues such cure, or (ii) the commencement by or against CGI or Mayo of any bankruptcy, insolvency or reorganization proceeding which has not been dismissed within ninety (90) days after commencement.

3.3 Rights and Obligations on Termination. In the event of termination or expiration of this Agreement for any reason, the parties shall have the following rights and obligations (in addition to such rights, obligations and remedies they may have at law and in equity with respect to any breach of this Agreement):

(a)	The rights and obligations of the parties under Article 4, Article 5, Article 6, Article 7, Article 8 and Section 9.1 shall survive any termination or expiration of this Agreement; and

(b)	Upon termination or expiration of this Agreement, each party will return to the other all tangible Confidential Information as provided in Section 4.1 below, and each party will deliver to the other a copy of any documentation in its possession or control specifically relating to any Resulting Intellectual Property that is jointly owned by the parties.

The termination of this Agreement shall have no effect on any licenses granted to any party pursuant to Section 5.2 and such licenses shall remain in full force and effect except as otherwise provided therein.

ARTICLE 4

CONFIDENTIALITY

4.1 Confidentiality Obligation. Each party acknowledges and agrees that all of the other party’s Confidential Information, and the Confidential Information jointly developed by the

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parties subsequent to the date of this Agreement, is confidential and proprietary. Each party agrees to hold the other party’s Confidential Information in strict confidence and agrees not to use or disclose such Confidential Information or any jointly developed Confidential Information to any third party for any purpose other than as permitted or required hereunder. Each party shall take the same reasonable measures necessary to prevent any disclosure by its employees, agents, contractors or consultants of the other party’s Confidential Information as it applies to the protection of its own Confidential Information, including, without limitation, the use of appropriate non-disclosure agreements with employees, agents, contractors, or consultants. All Confidential Information provided by one party to the other party hereunder, shall remain the property of the disclosing party. The Receiving Party shall, within ten days of a written request to do so or within thirty (30) days of termination of this Agreement, return to the Disclosing Party, or at the Receiving Party’s option, destroy all Confidential Information that has been provided in tangible form and shall, unless prohibited by law, destroy or otherwise render unintelligible all other Confidential Information. All Confidential Information jointly developed by CGI and Mayo shall be jointly owned by CGI and Mayo, with each party having an undivided interest therein. Each of CGI and Mayo shall be entitled to retain a copy or copies of any jointly developed Confidential Information upon the termination of this Agreement, subject to each party’s obligations with respect to such jointly developed Confidential Information as set forth in this Agreement.

4.2 Injunctive Relief. The parties acknowledge that monetary damages may not be sufficient remedy for a breach of obligation of confidentiality in this Agreement and agree that each party shall be entitled to seek appropriate equitable remedies, including injunctive relief, to prevent the unauthorized use or disclosure of any of its Confidential Information.

4.3 Term. The obligations under Article 4 expire ten (10) years after disclosure of Confidential Information from one party to the other party, or five (5) years after termination of this Agreement, whichever occurs earlier.

ARTICLE 5

INTELLECTUAL PROPERTY RIGHTS

5.1 License Grant. Each party hereby grants to the other parties, but effective only upon execution of a Statement of Work, a non-exclusive, non-transferable, limited license to use the Pre-Existing Intellectual Property of granting party as set forth in the Statement of Work, as and when such Pre-Existing Intellectual Property is made available by one party to the other party hereunder as the result of any Project, but solely to the extent necessary for completion of the Project represented by such Statement of Work and only during the term of such Project.

5.2 Ownership of Intellectual Property. All Mayo Intellectual Property shall be and remain the property of Mayo, and neither CGI nor the Company shall acquire any rights therein except for the license expressly granted in Section 5.1. All CGI Intellectual Property shall be and remain the property of CGI, and neither Mayo nor the Company shall acquire any rights therein except for the licenses expressly granted in Section 5.1.

(a)	The parties shall negotiate in good faith in the Statement of Work the ownership and rights to commercialize any Resulting Intellectual Property

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arising from the Project. Unless otherwise provided in the Statement of Work, the Resulting Intellectual Property conceived by Mayo or CGI, whether alone, jointly, or jointly with a third party, shall be owned by the Company, and the Company shall have the right to commercialize the Resulting Intellectual Property in the form of diagnostic products and/or services. Notwithstanding the foregoing, and except as otherwise provided in a Statement of Work, the Company shall grant CGI a license to commercialize the Resulting Intellectual Property in the form of diagnostic products, and the Company shall grant Mayo a license to commercialize the Resulting Intellectual Property in the form of diagnostic laboratory services, provided that such license shall be modified as necessary for Mayo to remain compliant with the FDA regulations governing laboratory developed tests. CGI and Mayo shall also have access to any bioinformatics owned or controlled by Company as may be necessary or useful to enjoy their respective commercialization rights. Any licenses granted to CGI, on one hand, or Mayo, on the other hand, to commercialize the Resulting Intellectual Property in the form of diagnostic services or diagnostic products, respectively, shall be subject to the approval of the Company, CGI and Mayo. All fees and royalties related to licenses granted under this Section 5.2(b) shall be the property of the Company. The parties agree to execute all appropriate license agreements and any other documents necessary to effectuate the intent of this Section 5.2(b). The Statements of Work shall set forth the royalties due to Company from Mayo and CGI. Neither Mayo nor CGI shall be allowed to sublicense, transfer, assign, or otherwise convey to any third party any rights (other than have made rights) it may receive from the Company to commercialize the Resulting Intellectual Property.

(b)	Unless otherwise specified in a Statement of Work, the Company shall retain control over the Resulting Intellectual Property, including, but not limited to, the right to (i) prosecute any alleged infringement, misappropriation or misuse of the Resulting Intellectual Property, (ii) commercialize the Resulting Intellectual Property, and (iii) apply for, prosecute, or cause the issuance, amendment, abandonment, maintenance, re-examination or reissue of any patents, trademarks or copyrights included within the Resulting Intellectual Property. The Company shall bear the expense and responsibility of filing, prosecuting and maintaining any U.S. and foreign patents, patent applications, trademark registrations, and copyright registrations associated with the Resulting Intellectual Property, unless otherwise stated in a written agreement signed by the parties and the Company. The obligations of this Section 5.2(a) will survive any termination or expiration of this Agreement.

(c)	Each party agrees to execute and deliver without further consideration, but at Company’s cost any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably request to fully secure and/or evidence the rights or interests in this Section 5.2.

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(d)	Until expiration of the confidentiality obligation under this Agreement, neither party shall disclose any Confidential Information of the other party in an independent patent application without the written permission of the other party, except that each party will be allowed to file US provisional patent applications that may contain such Confidential Information before resolving whether the US provisional application actually includes such Confidential Information and to facilitate requests for written permission from the other party if appropriate.

5.3 Existing Marks. Nothing in this Agreement or any Statement of Work, shall confer in any party to this Agreement any rights, whether by way of ownership, license or right to use, in any of the Marks of any other party to this Agreement. CGI shall not use the names or Marks of Mayo in any advertising, publicity, endorsement or otherwise without Mayo’s prior written consent and Mayo shall not use the names or Marks of CGI in any advertising, publicity, endorsement or otherwise, without CGI’s prior written consent. Company shall not use the names or trademarks of the parties or any of a party’s affiliated entities in any advertising, publicity, endorsement, or otherwise unless such Party has provided prior written consent for the particular use contemplated. With regards to use of Mayo’s name, all requests for approval pursuant to this Section must be submitted to the Mayo Clinic Public Affairs Business Relations Group, at the following E-mail address: publicaffairsbr@mayo.edu at least 5 business days prior to the date on which a response is needed. The terms of this section survive the termination, expiration, non-renewal, or rescission of this Agreement.

5.4 Employees and Consultants. Each party shall exercise reasonable commercial efforts to obtain from all employees, consultants and third parties who perform any portion of such party’s obligations under this Agreement written agreements with such party whereby such employee, consultant or third party assigns to such party all ownership rights in any inventions or discoveries made or developed by such employee, consultant or third party in the course of such work for such party and whereby such employee, consultant or third party agrees to reasonable and customary protections regarding the confidentiality of all proprietary information and Confidential Information of the parties hereto. Each party shall provide copies of such agreements to the other party upon request.

ARTICLE 6

COMMERCIALIZATION

6.1 In General. This Agreement requires neither party to commercialize, manufacture and/or distribute any Deliverables, unless the parties enter into separate written agreements under commercially reasonable terms governing the supply and distribution of such Deliverables or other products, and the parties respective obligations with respect to regulatory matters.

6.2 Rights to Commercialize Intellectual Property. Unless otherwise specified in a Statement of Work or other written agreement, neither the Company nor CGI shall have the right to manufacture, market or sell any product or service, whether or not jointly developed pursuant to a Statement of Work, that incorporates any Mayo Intellectual Property without Mayo’s

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express written consent, and neither the Company nor Mayo shall have the right to manufacture, market or sell any product or device, whether or not jointly developed pursuant to a Statement of Work, that incorporates any CGI Intellectual Property without CGI’s express written consent. This provision survives termination of this Agreement for any reason.

ARTICLE 7

CERTAIN REPRESENTATIONS, WARRANTIES AND INDEMNITIES

7.1 Representations of CGI. CGI represents, warrants and covenants to the other parties that:

(a)	This Agreement constitutes a valid and legally binding agreement of CGI, enforceable against CGI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of the articles of organization, bylaws or other governing instruments of CGI or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which CGI is a party or by which CGI or any of its assets is bound.

(c)	CGI has all rights and licenses required in order to provide the Confidential Information, and the Pre-existing Intellectual Property and Resulting Intellectual Property of CGI, which is, or may be, provided to Mayo or the Company hereunder; provided, however, that nothing herein shall be construed as a representation or warranty of non-infringement of third party patent rights.

7.2 Representations of Mayo. Mayo represents, warrants and covenants to the other parties that:

(a)	This Agreement constitutes a valid and legally binding agreement of Mayo, enforceable against Mayo in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will violate any provision of the articles and bylaws of Mayo or any law, rule, regulation,

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writ, judgment, injunction, decree, determination, award or other order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Mayo is a party or by which Mayo or any of its assets is bound.

(c)	Mayo has all rights and licenses required in order to provide the Confidential Information, and the Pre-existing Intellectual Property and Resulting Intellectual Property of Mayo, which is, or may be, provided to CGI or the Company hereunder; provided, however, that nothing herein shall be construed as a representation or warranty of non-infringement of third party patent rights.

7.3 Disclaimer of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION 7, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED. THE PARTIES, INCLUDING COMPANY ACKNOWLEDGE AND UNDERSTAND THAT THERE IS NO GUARANTEE THAT THE PARTIES WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCTS OR SERVICES OR THAT SUCH PRODUCTS OR SERVICES, IF COMMERCIALIZED, WILL BE ACCEPTED BY OR SUCCESSFUL IN THE MARKET.

7.4 Indemnification by CGI. CGI shall indemnify, defend and hold harmless Mayo and the Company and each of their respective subsidiaries, officers, directors, shareholder, employees, agents and Affiliates (collectively, all such indemnified persons are referred to in this Section as the “Indemnified Parties”) against and in respect of any and all third party claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses which the Indemnified Parties may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor), arising out of or based upon (i) the breach by CGI of any of its representations, warranties, covenants or agreements contained or incorporated in this Agreement, or (ii) any act or omission of CGI, its agents, employees or its suppliers, or products, except to the extent of injury or damage due to Indemnified Parties’ negligence or willful misconduct.

7.5 Indemnification by Mayo. Mayo shall indemnify, defend and hold harmless CGI and the Company and each of their respective subsidiaries, officers, directors, shareholder, employees, agents and Affiliates (collectively, all such indemnified persons are referred to in this Section as the “Indemnified Parties”) against and in respect of any and all third party claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses which Indemnified Parties may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor), arising out of or based upon (i) the breach by Mayo of any of its representations, warranties, covenants or agreements contained or incorporated in this Agreement, or (ii) any act or omission of Mayo, its agents, employees or its suppliers, or products, except to the extent of injury or damage due to Indemnified Parties’ negligence or willful misconduct.

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7.6 Indemnification by Company. Company shall indemnify, defend and hold harmless CGI and Mayo and each of their respective subsidiaries, officers, directors, shareholder, employees, agents and Affiliates (collectively, all such indemnified persons are referred to in this Section as the “Indemnified Parties”) against and in respect of any and all third party claims, demands, losses, obligations, liabilities, damages, deficiencies, actions, settlements, judgments, costs and expenses which Indemnified Parties may incur or suffer or with which it may be faced (including reasonable costs and legal fees incident thereto or in seeking indemnification therefor), regardless of the legal theory asserted, arising out of or based upon (i) the Company’s activities, including any act or omission of Company, its agents, non-party employees or suppliers or (ii) the development, marketing or any commercialization of any product or service, except of the extent of injury or damage due to Indemnified Parties’ gross negligence or willful misconduct.

7.7 Limitation of Liability. EXCEPT IN THE CASE OF MISAPPROPRIATION OF THE CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY OF ONE PARTY BY ANOTHER PARTY HEREUNDER, IN NO EVENT SHALL EITHER MAYO NOR CGI BE LIABLE TO ANY PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES UNDER OR AS A RESULT OF THIS AGREEMENT.

ARTICLE 8

DISPUTE RESOLUTION

8.1 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, excluding its choice of law rules. The exclusive fora for actions between the parties in connection with this Agreement are the State District Court sitting in the state of New York, or the United States Court for the Southern District of New York. Each party agrees unconditionally that it is personally subject to the jurisdiction of such courts.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Announcements. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Mayo and CGI and no party shall act unilaterally in this regard without the prior approval of the other party (such approval not to be unreasonably withheld), except where required to do so by applicable law or by the applicable regulations or policies of any governmental authority or any stock exchange in circumstances where prior consultation with the other party is not practicable. In addition, CGI shall not use or disclose Mayo’s name or any description or details of the transactions contemplated under this Agreement in any public disclosure or marketing materials (e.g., customer list) without the prior written consent of Mayo.

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9.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided, that (i) the rights and obligations of CGI herein may not be assigned without Mayo’s express, written consent, (ii) the rights and obligations of Mayo herein may not be assigned without CGI’s express, written consent and (iii) the rights and obligations of Company herein may not be assigned without the express written consent of Mayo and CGI, provided that Company may assign its rights and obligations herein in connection with a merger or consolidation involving the Company or in connection with a sale of substantially all of the equity or assets of the Company.

9.3 No Waiver. No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

9.4 Counterparts and Facsimile. This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

9.5 Prior Agreements. This Agreement, including all Statements of Work that are attached hereto or that are executed by the parties pursuant to this Agreement, constitutes the entire Agreement between the parties concerning joint development projects to be conducted between Mayo and CGI after the date of this Agreement. No amendment to or modification of this Agreement (including any Statement of Work) will be binding unless in writing and signed by a duly authorized representative of both parties.

9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

9.7 Mutual Agreement. Both parties declare that they have read and understood this Agreement, and that for execution of this Agreement they have relied upon the legal advice of their respective counsel.

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Mayo/CGI/Company

May 21, 2013

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date set forth above.

CANCER GENETICS, INC.		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:		By:	/s/ Daniel D. Estes
PANNA SHARMA

Its:	President & CEO	Its:	Assistant Treasurer

ONCOSPIRE GENOMICS, LLC

By:

Its:

Mayo/CGI/Company

May 21, 2013

EXHIBIT A

STATEMENT OF WORK (FORM)

STATEMENT OF WORK NUMBER

Exhibit to Master Joint Development Agreement between Mayo and CGI, dated as of                     . All terms not defined in this Statement of Work that are capitalized shall have the meaning given in the Master Joint Development Agreement.

Name of Project:

Specific Description for purposes of Section 2.5 of this Agreement and 3.9 of the Affiliation Agreement:

Developed Product(s):

Specifications for Developed Product(s) (if any):

Deliverables:

Obligations of the Parties:

Payments:

Delivery Schedule:

Acceptance Criteria (if any):

Ownership of Resulting Intellectual Property:

Distribution Rights:

Other Applicable Terms for the Project:

APPROVED BY THE COMPANY BOARD OF GOVERNORS:

, Governor of Company